EXHIBIT 10.2

Certain identified information has been omitted from this document pursuant to Item 601(b)(10) of Regulation S-K because it is not material, is the type that the registrant treats as private or confidential and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”) entered into as of June 17, 2024 (the “Effective Date”) by and between Thomas Pluta (the “Executive”) and Tradeweb Markets LLC, a Delaware limited liability company (the “Company”) (each of the Executive and the Company, a “Party” and, together, the “Parties”), sets forth the terms and understandings regarding the Executive’s separation from the Company. The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and are intended to be final and binding.
WHEREAS, the Executive has been employed by the Company as the Company’s President;
WHEREAS, the Executive is party to those certain equity award agreements entered into with Tradeweb Markets Inc. (the “Equity Agreements”) pursuant to which the following awards remain outstanding: (i) 19,647 restricted stock units (“2023 RSUs”) and 13,854 restricted stock units (“2024 RSUs”) pursuant to those certain restricted stock unit award agreements dated as of April 7, 2023 and April 2, 2024, respectively, (ii) 53,429 performance-based restricted stock units (“2023 PRSUs”) and an award with a target of [***] performance-based restricted stock units (“2024 PRSUs”), granted pursuant to those certain PRSU award agreements dated as of April 6, 2023 and April 2, 2024, respectively (the “PRSU Awards”), and (iii) an award with a target of 36,373 performance-vesting stock units (“2023 PSUs”) and an award with a target of [***] performance-vesting stock units (“2024 PSUs”), granted pursuant to those certain PSU award agreements dated as of April 7, 2023 and April 2, 2024, respectively (the “PSU Awards”) (each of (i), (ii), and (iii) together, the “Equity Awards”);
WHEREAS, the Parties have agreed that the Executive’s employment with the Company will terminate effective as of September 30, 2024 (such date, the “Separation Date”);
WHEREAS, the Company wishes to have the Executive continue the Executive’s employment with the Company during the period commencing on the Effective Date until the Separation Date (the “Transition Period”) pursuant to this Agreement in order to assist in the transition of his duties, in exchange for continued payment of compensation and benefits equal to those received prior to the Effective Date as modified herein;
WHEREAS, the Executive and the Company wish to settle their mutual rights and obligations arising in connection with the Executive’s service with the Company; and
WHEREAS, the Executive wishes to continue the Executive’s employment during the Transition Period in accordance with the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Company and the Executive hereby agree as follows:
63621615.7

1.Transition Period. During the Transition Period, the Executive will continue to serve as President of the Company and will continue to perform his normal duties and responsibilities, as well as provide assistance with respect to the transition of his normal duties and responsibilities and such other similar support (the “Transition Services”) as requested by the Chief Executive Officer of the Company.

2.Separation of Service. Effective as of the close of business on the Separation Date, the Executive (a) will cease to serve as President of the Company and in any other positions as an officer, manager or director of the Company or any of its subsidiaries or affiliates (including, for the sake of clarity, as a member of the Board of Directors of Tradeweb Markets Inc. (the “Board”)) and (b) will no longer be authorized to incur any expenses, obligations, or liabilities on behalf of the Company or any of its subsidiaries or affiliates. The Executive agrees to promptly execute any writings as are requested by the Company or any of its subsidiaries or affiliates to effectuate the foregoing at any time following the Separation Date (including, for the sake of clarity, his resignation from the Board). Promptly following the Separation Date, the Executive agrees to update all of his social media accounts (e.g., LinkedIn), if any, to reflect that he is no longer employed by the Company.

3.Payments and Benefits.

(a)Accrued Amounts. Without regard to whether the Executive executes this Agreement or the Reaffirmation, the Executive shall remain entitled to receive (i) any earned but unpaid base salary through the Separation Date, (ii) vested benefits in accordance with the applicable terms of applicable Company arrangements, and (iii) any unreimbursed expenses in accordance with the Company’s policies, each payable in accordance with the Company’s payroll practices and applicable law.

(b)Severance Payments and Benefits. Subject to the Executive delivering and not revoking this Agreement and the Reaffirmation in accordance with Section 5 hereof, and the Executive’s continued compliance with any obligations as set forth in this Agreement (including, without limitation, Section 6 hereof), the Company shall pay or provide the Executive with the following payments and benefits:

(i)a payment equal to one times the Executive’s base salary at the rate in effect immediately prior to the Separation Date, payable in equal installments on the Company’s payroll dates during the one-year period following the Separation Date, commencing on the first regularly scheduled payroll date following the Final Release Effective Date (with any amounts otherwise due prior to such payment date paid on such payment date);
(ii)a lump sum cash payment equal to $3,850,000 (the “Severance Bonus”), which represents the sum of (i) the Executive’s highest annual bonus received in respect of the two most recent calendar years completed prior to the Separation Date (the “Reference Bonus Amount”), plus (ii) the Reference Bonus Amount prorated for the number of days worked by the Executive during 2024 through the Separation Date. The Severance Bonus shall be paid at the time when annual bonuses for the 2024 fiscal year are paid generally to the Company’s senior executives, but in all events within the calendar year following the Separation Date and by no later than March 21, 2025; and

(iii)if the Executive timely elects to continue medical coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), and subject to his copayment of premiums associated with such coverage consistent with amounts paid by the Executive during the year in which the Separation Date occurs, reimbursement, on a monthly basis, for the excess costs of continued health benefits for the Executive and the Executive’s covered dependents for one year following the Separation Date, or until such earlier date on which such COBRA coverage terminates in accordance with COBRA.
4.Equity Awards. Each of the Equity Awards will continue to vest pursuant to their terms until the Separation Date. For the sake of clarity, in connection with the Executive’s separation upon the Separation Date, each of the Equity Awards will be treated as follows in accordance with the terms applicable to a termination without “cause” under the applicable Equity Agreements:

(a)RSUs. 2023 RSUs and 2024 RSUs will each remain outstanding and vest and settle in accordance with their terms following the Separation Date.

(b)PRSUs and PSUs. The Executive will be entitled to retain a prorated portion of each of the PSU Awards and the PRSU Awards. Estimates for such prorated portions are illustrated below, however, final calculations will be provided through the Shareworks account system using an actual year-to-date pro-rata calculation. Such final calculations will represent the Executive’s new target number of PSUs and PRSUs, as applicable, that remains eligible to vest and settle following the Separation Date in accordance with the terms of the applicable Equity Agreements. For the sake of clarity, the 2024 PRSUs and the PSU Awards shall each remain subject to the application of the “Performance Modifier” applicable thereto, determined in accordance with the terms of the applicable Equity Agreements.

Award	New Target Number of PRSUs or PSUs
2023 PSUs	21,173
2024 PSUs	[***]
2023 PRSUs	31,101
2024 PRSUs	[***]

5.Release of Claims.

(a)In consideration of the payments and benefits to be made under this Agreement, the sufficiency of which the Executive acknowledges, the Executive, with the intention of binding the Executive and the Executive’s heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Tradeweb Markets Inc., the Company and each of its and their subsidiaries and affiliates (the “Company Affiliated Group”), their present and former parent organizations, officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party that arises out of, or relates to the Executive’s employment with the Company or any of its subsidiaries and affiliates, or any termination of such employment, including claims (i) for severance or vacation benefits, unpaid wages, salary or incentive payments, (ii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iii) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices), and (iv) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), and any similar or analogous state statute, excepting only: (A) rights of the Executive arising under, or preserved by, this Agreement (including with respect to the Equity Awards described in Section 4 of this Agreement); (B) the right of the Executive to receive COBRA continuation coverage in accordance with applicable law; (C) claims for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group; and (D) rights to advancement and/or indemnification the Executive has or may have under the limited liability company agreement or similar organizing documents of any member of the Company Affiliated Group or as an insured under any director’s and officer’s liability insurance policy now or previously in force.

(b)The Executive acknowledges and agrees that this Agreement is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied. This Section 5 applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses.

(c)The Executive specifically acknowledges that the Executive’s acceptance of the terms of this Agreement, including this Section 5 is, among other things, a specific waiver of the Executive’s rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Executive is not permitted to waive.

(d)The Executive acknowledges that the Executive has been given a period of twenty-one (21) days to consider whether to execute this Agreement. If the Executive accepts the terms hereof and executes this Agreement, the Executive may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Agreement. If no such revocation occurs, this Agreement shall become irrevocable in its entirety, and binding and enforceable against the Executive, on the day next following the day on which the foregoing seven-day period has elapsed (the date this release becomes effective, the “Effective Date”).

(e)The Executive acknowledges that the Executive has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to this

Agreement, including this Section 5, and has been given a sufficient period within which to consider this Agreement.

(f)The Executive acknowledges that the payments and benefits the Executive is receiving in connection with this Agreement and the Executive’s obligations under this Agreement are in addition to anything of value to which the Executive is entitled from the Company.

(g)The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Section 5, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

(h)The Executive shall reaffirm the release set forth in this Section 5 by executing a reaffirmation in the form attached hereto as Exhibit A (the “Reaffirmation”) within five (5) businesss days after the Separation Date. The Executive further acknowledges that if he signs the Reaffirmation, it will be voluntary without any duress or compulsion by the Company. If the Executive so executes the Reaffirmation, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke the Reaffirmation. If no such revocation occurs, the Reaffirmation shall become irrevocable in its entirety, and binding and enforceable against the Executive, on the day next following the day on which the foregoing seven-day period has elapsed. If such a revocation occurs, all payments, benefits or other rights under this Agreement that are subject to the Final Release Effective Date occurring shall terminate and be of no further force and effect, and the Executive shall irrevocably forfeit all such payments, benefits or other rights, but the remainder of this Agreement shall continue in full force. The date that the Reaffirmation becomes effective and no longer subject to revocation is herein referred to as the “Final Release Effective Date.”

6.Restrictive Covenants. The Executive acknowledges and confirms the covenants contained in, or incorporated by reference into, the Equity Agreements, including any covenants and the provisions in the Equity Agreements related to the interpretation and enforcement thereof, which will survive the termination of the Equity Agreements and the Executive’s termination of employment and are incorporated into this Agreement by reference as if such sections were set forth directly in this Agreement. In the event the Executive is seeking an employment opportunity during a restriction period set forth in a covenant in, or incorporated by reference into, the Equity Agreements, the Executive may request in writing (via email) an opinion from the Company, through the Company’s General Counsel and Head of Human Resources, whether the Company believes such employment opportunity violates said covenant, and the Company shall respond in writing within ten (10) calendar days of such written request. Any such response shall be limited to the specific opportunity presented and shall not apply to any other opportunity or constitute a waiver of the Company’s rights or the Executive’s obligations under any such covenant.

7.Return of Company Property. Following the Separation Date, the Executive shall promptly return to the Company all documents, records, files and other information and property belonging or relating to the Company, its affiliates, customers, clients or employees (which for clarity, does not include Executive’s employment agreement, Equity Agreements, compensation and/or benefits information). The Executive acknowledges that all such materials are, and will remain, the exclusive property of the Company, and the Executive may not retain originals or copies of such materials without the express written approval of the Company.
8.Severability. In the event that any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

9.Waiver. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.

10.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to its choice of law rules.

11.Withholding. The Company shall deduct or withhold, or require the Executive to remit to the Company, at least the minimum statutory amount to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any benefit provided hereunder.

12.Entire Agreement. This Agreement shall constitute the entire agreement and understanding of the Parties with respect to the subject matter herein and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties with respect to the subject matter herein. The Executive acknowledges and agrees that Executive is not relying on any representations or promises by any representative of the Company concerning the meaning of any aspect of this Agreement. This Agreement may not be altered or modified other than in a writing signed by the Executive and an authorized representative of the Company.

13.Notices. Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, with confirmation of receipt, (ii) e-mail, (iii) reputable commercial overnight delivery service courier, with confirmation of receipt or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to the Company:

Tradeweb Markets LLC
1177 Avenue of the Americas
New York, New York 10036
Attention: Douglas Friedman, General Counsel
Email: Douglas.Friedman@tradeweb.com

If to the Executive:    At the Executive’s last address on file with the Company.

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

14.Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive, the Company and their respective heirs, successors and assigns, except that the Executive may not assign the Executive’s rights or delegate the Executive’s obligations hereunder without the prior written consent of the Company.

15.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

TRADEWEB MARKETS LLC By: /s/ Douglas Friedman Name: Douglas Friedman Title: General Counsel
.	EXECUTIVE /s/ Thomas Pluta
                     Thomas Pluta
[Signature page to Separation Agreement and Release]

Exhibit A

Reaffirmation

Reference is hereby made to the Separation Agreement and Release (“Agreement”), by and between the undersigned and Tradeweb Markets LLC, dated as of June 17, 2024, which Agreement contemplates the execution by the undersigned of this Reaffirmation (this “Reaffirmation”). It is acknowledged and agreed that this Reaffirmation will be part of and subject to the terms of the Agreement, and capitalized terms in this Reaffirmation will be as defined in the Agreement unless otherwise defined herein.
The undersigned hereby states, affirms, and agrees as follows:
A.The release of claims in Section 5 of the Agreement is hereby reaffirmed in full as if fully set forth herein.
B.The execution of this Reaffirmation is without any admission of liability by the Company.
C.The undersigned acknowledges that he has seven (7) days to revoke this Reaffirmation, and that he has had at least twenty-one (21) days to review and consider this Reaffirmation and its terms, including all rights and obligations created by the Agreement. If no such revocation occurs, this Reaffirmation shall become irrevocable in its entirety, and binding and enforceable against the undersigned, on the day next following the day on which the foregoing seven-day period has elapsed.
D.The undersigned has considered and understands the terms of this Reaffirmation, the consideration he will receive if he enters into this Reaffirmation and does not revoke it, and what rights and benefits he is giving up, up to and including the date he signs, including his rights under the ADEA. The undersigned has hereby been advised to consult an attorney about the contents and meaning of this Reaffirmation, and has had the opportunity to do so to his satisfaction. The undersigned acknowledges and agrees that he knowingly and voluntarily has entered into this Reaffirmation agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Reaffirmation.

_____________________________
Thomas Pluta
Date:    ________________________